Exhibit 10.1

AMENDMENT TO

WEB SITE DEVELOPMENT, SERVICE
AND
REVENUE SHARING AGREEMENT

THIS AMENDMENT TO WEB SITE DEVELOPMENT, SERVICE AND REVENUE SHARING AGREEMENT (this “Agreement”), is entered into as of June 23, 2005, by and between ORANGE 21 INC., a Delaware corporation (“ORANGE 21”), and NO FEAR, INC., a California corporation (“NO FEAR”).

RECITALS

A.                                   ORANGE 21 and NO FEAR are parties to that certain Web Site Development, Service and Revenue Sharing Agreement dated as of December 17, 2004 (the “Web Site Agreement”).

B.                                     ORANGE 21 and NO FEAR desires to amend the Web Site Agreement to as provided in the manner set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.0                               DEFINITIONS.  Capitalized but undefined terms used herein shall have the meaning set forth in the Web Site Agreement.

2.0                               AMENDMENT TO WEB SITE AGREEMENT.

2.1                               Termination of Obligations under the Web Site Agreement..  Effective as of 11:59 P.M. on June 30, 2005 (the “Termination Date”), the obligations of the parties under the Web Site Agreement shall be deemed terminated and of no further force or effect (subject to the survival provisions set forth in Section 2.2 below); provided, however, that the parties shall use commercially reasonable efforts to effect a smooth and orderly transition of the services provided by Orange 21 under Sections 2.0 and 3.0 of the Web Site Agreement to No Fear at the earliest possible opportunity of the parties and, provided, further, that the parties agree that sales of products through the NF Website prior to the Termination Date (but not thereafter) shall continue to be subject to the provisions of Sections 3.6, 3.7, 3.8, 3.9, 3.10, 3.11 and 3.12.

2.2                               Survival of Certain Sections of the Web Site Agreement.  Notwithstanding any other provision herein to the contrary, the following sections of the Web Site Agreement shall survive the termination thereof and shall continue in full force and effect: all of Section 1.0; Sections 5.1 (but not 5.1.1), 5.2, 5.3, 7.1, 11.4 and 11.5, all of Sections 8.0 and 12.

2.3                               Payment of Certain Termination Amounts and Certain Other Transition Matters.  On or prior to the Effective Date, Orange 21 shall pay to No Fear or its designee a one-time payment of Three Thousand Two Hundred Dollars ($3,200) in consideration of the amendments to the Web Site Agreement effected hereby.  In addition, the following employee of Orange 21 that was hired by Orange 21 in order to manage Orange 21’s obligations under the Web Site Agreement: Amanda Geer, shall be offered comparable employment with No Fear and shall thereafter no longer be employees of Orange 21.

3.0                               No Other Amendments.  Other than the amendments to the Web Site Agreement effected hereby, the Web Site Agreement shall remain in full force and effect.  To the extent of any inconsistency between the terms of the Web Site Agreement and this Amendment, the terms of this Amendment shall control.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ORANGE 21 INC,		NO FEAR, INC.,
a Delaware corporation		a California corporation

By	/s/ Barry Buchholtz	By	/s/ Mark Simo
	Barry Buchholtz		Mark Simo
	Chief Executive Officer		Chief Executive Officer